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                                EXHIBIT 11(a)

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this post-effective amendment No. 23 to the registration statement of the Zero Coupon Bond Fund Portfolios (Series 1998, 2000, 2005), U.S. Government Securities Portfolio, Social Awareness Stock Portfolio and Utilities Portfolio of The Travelers Series Trust on Form N-1A (File Nos. 33-43628; 811-6465) of our report dated February 24, 1997, on our audits of the financial statements and financial highlights of the Trust which is incorporated by reference in this post-effective amendment to the registration statement.

COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
April 21, 1998